UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022

ROKU, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1155 Coleman Avenue San Jose, California	95110
(Address of Principal Executive Offices)	(Zip Code)

(408) 556-9040

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	“ROKU”	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Severance Benefit Plan

On September 13, 2022, the Compensation Committee of the Board of Directors of Roku, Inc. (the “Company”) amended and restated the Company’s Amended and Restated Severance Benefit Plan (the “Restated Plan”) to make certain administrative changes, definitional updates and clarifications, revisions to certain severance benefits in connection with a Non-Change in Control Termination and a Change in Control Termination, specific reference to the Company’s ability to recoup payments pursuant to the Company’s Policy for Recoupment of Incentive Compensation (to the extent applicable to a given participant), and other updates to conform to applicable laws, regulations and best practices. The Restated Plan provides for severance benefits to officers at the level of Vice President and above of the Company.

Capitalized terms used but not otherwise defined in this Current Report on Form 8-K have the meanings ascribed to them in the Restated Plan. The foregoing summary of the Restated Plan is not complete and is qualified in its entirety by reference to the Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

10.1	Roku, Inc. Amended and Restated Severance Benefit Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Dated: September 14, 2022	By:	/s/ Stephen H. Kay
Stephen H. Kay
Senior Vice President, General Counsel and Secretary